Spindle Inc. Releases Letter to Shareholders

SCOTTSDALE, AZ--(Marketwired – March 31, 2015) - Spindle, Inc., (OTCQB: SPDL) ("Spindle"), a leading provider of mobile commerce solutions, today released the following letter to its shareholders:

Dear Fellow Shareholder,

As part of our ongoing efforts to keep our shareholders apprised of Spindle’s growth strategies and execution, I felt this communication to be both important and timely. We believe recent achievements and milestones, not just limited to signing agreements with multiple strategic partners to create a direct path to potential sizeable revenue growth, have placed the company in the strongest position to date. Getting here clearly has not come easy; participating in a mobile commerce technology revolution is no easy task considering there’s no road map to follow.

What started as a company focused on becoming a mobile payment processor with a mobile marketing component has given way to a company with a much richer suite of unified platforms that include Point-of-Sale (POS) hardware and software, beacons, mobile and online coupons, mobile marketing and loyalty programs, payment processing, and ultimately, an opportunity to deliver big data solutions for targeted marketing. Now united under the Yowza!! brand, we have portfolio of solutions that can be rapidly deployed through strategic partners who have established robust sales and marketing infrastructures.

Our goal was always to try and skate to where the puck was going, not where it’s been. Today, admittedly not absent a bump and bruise or two, I believe we’ve done precisely that. With our platform and foundation fully solidified and supported by a team more determined than ever, execution is now the key. Rest assured the Spindle of today, is not the Spindle of yesterday; we’ve come a long way.

We believe that our enhanced ability to execute our plan is anchored by three factors;

1.

Delivering a complete unified commerce solution to small- and medium-sized businesses(SMB), which includes mission-critical POS, marketing, loyalty and payment processing solutions, coupled with the value-added services from our various channels, such as our telecommunication partners who deliver broadband services, security systems, installation, and 7x24 on-site support, making this a critical platform and easy choice for the multitude of SMBs who have had to purchase these components singularly.

2.

Having formal arrangements in place with key strategic partners who have customer bases with a need for these products will deliver revenue opportunities through services provided directly to the end user, or who, in turn, can supply a marketing and sales force as re-sellers for our Yowza!! branded suite of products.

3.

Capturing unique market opportunities that are present today for the upgrade of POS equipment, which are driven by EMV (see below) and the progress made by ApplePay, Google Wallet, and PayPal - each with recent moves in the market that will increase demand for mobile driven solutions. Delivering relevant products to both merchants and consumers alike provides added demand of our products.

Recent accomplishments include:

-Adding depth and experience to the Spindle team. In the past few quarters we added five seasoned business and payment veterans to the Spindle team. Dr. Jack Scott, a large investor in our company and highly accomplished businessman, joined our board in September, followed in November by well-regarded 30 year payments veteran Tony VanBrackle. In February, we welcomed industry veterans Brian Bates, Troy Wilkerson and Craig Shapero to the company's board of advisors. Their collective knowledge, experience and relationships cannot be understated in terms of their advice, contribution, and potential value creation. This team of professionals will ensure that what we bring to the marketplace is strategically positioned in the wheelhouse of what merchants need to grow their customer base, and what consumers want in terms of simplicity, utility, and value.  We are very grateful for their involvement and support.   We thank our board members and management who have continued to vote their confidence in the company by their continued investment in Spindle through their direct purchase of our securities.

-Organic processing volumes on our payment aggregation platform are rapidly growing over the past two quarters. As reported, 2014 YE revenues showed a decrease. This was due to the further attrition of our Parallel Solutions portfolio that was purchased in 2012. Spindle made the investment in this portfolio to generate an accretive cash flow to partially fund the expansion of the aggregation business, establish the processing partnerships needed to grow our aggregation business, and bring sales agents to Spindle.

Over the year, we added 26 new white-labeled channels to our aggregation platform. As has been evidenced by our lack of revenue growth over the past year, this approach did not produce the desired results. Our channel partners boarded more than 2000 mobile POS merchants—many of which turned out to be seasonal or occasional users of the system.

In mid-2014, we recognized that the “micro-merchant” market for our mobile POS application, a cellphone-based POS, was not going to grow to the level needed to drive desired shareholder value. You will recall that about that time, we announced our move into the physical SMB market with a retail tablet point-of-sale system. The custom branding of that solution and the delivery of a restaurant-focused POS system has become part of our core solution for 2015. We expect these new services will deliver revenue as much as 10 fold greater than what we saw in the micro-merchant market. With our refined focus, our organic processing volumes in January and February have already surpassed that of 2014 combined. March is shaping up to exceed what we processed in January and February. These numbers are clearly positive, however, it should be noted that payment processing is a business with a compounding effect. We will need to continue to add merchants and volume for these revenues to take us to cash flow positive. As a starting point, we have two quarters of very good processing volume growth under our belts.

-The introduction of a unified commerce solution. While many businesses recognize the value of leveraging cloud-based POS and mobile marketing services, most see these technologies as complex, and difficult to implement and manage. Spindle’s solution to this problem is to partner with organizations that have successful cloud-based offerings, and integrate these services between suppliers to deliver a streamlined single-point solution. To enhance this value, we have also changed the partnership channel model to focus on partners who have a track record in selling and deploying new technology, including traditional telecommunications companies and software vendors, and give them the opportunity to sell our technology into the burgeoning POS space, particularly in the restaurant sector. For our telecom reseller partners, the merchant services space is a complete greenfield opportunity. In many cases, they already have existing relationships with merchants by selling voice and data services, computer equipment and software. The ability to offer POS services represents a significant top-line, high-margin opportunity. Merchants benefit from an experienced technology sales, installation, and support team that can provide an end-to-end service - or as we believe - a superior unified commerce experience.

-Capitalizing on the launch of new EMV mandates. This is a significant opportunity for Spindle, in that millions of legacy POS terminals must be updated or replaced to support new chip-based EMV credit cards. In fact, some market research firms estimate that US-based merchants will need to replace some ten million terminals at a cost of six billion dollars. The potential market disruption offered by EMV is one of the key reasons why Spindle initiated its unified commerce solution. Our partners, particularly those in the telecommunications sector, are aggressively identifying the merchants within their respective geographies, and helping them meet these new requirements. In the technology sector, disruption often equals opportunity. With EMV, this is very much the case, which in our view, puts Spindle squarely in the hunt for strong growth.

-Introduction of Yowza!! Points Program. Very recently, Spindle entered into a strategic agreement with Help Worldwide (HWW), a global provider of loyalty points programs for some of the world’s leading retail brands. This relationship gives Spindle the ability to quickly deploy our own loyalty program, and offer redemption possibilities for our merchants and consumers in conjunction with other brands across the globe. Just as importantly, HWW has selected Spindle to provide all its payment processing services, representing solid revenue potential for our company that is projected to help move the company to cash flow positive by early 2016. In addition, Spindle has elected to invest in HWW, and will have a stake in the company’s direction as it expands its loyalty offerings around the world.

-Launch of Hyper-local Marketing. Spindle has also invested in a company called EggZack, which provides hyper-local marketing and social media communications services for businesses. Yowza!!’s national presence is a perfect complement for assisting local merchants reach their customers - while at the same time - enabling  a value proposition to consumers who want and need access to national  marketing content supplied by the Yowza!! shopping app. This relationship will allow Spindle to further penetrate the burgeoning SMB space and offer our full range of services to both brick-n-mortar and on-line merchants. We are actively building our sales teams for a launch in the Phoenix-area. Our plan then calls for us to expand into San Diego and Los Angeles later this spring, and to continue to add other strategic market areas beyond that.

-Promoting the Yowza!! Brand. While Spindle remains committed to working closely with our partners, we recognize the inherent value and equity that our Yowza!! brand possesses. This is why we made the strategic decision to offer all of our services under the Yowza!! brand, including our POS, merchant services, consumer facing app, and our new points program. The consolidation of all these services under the Yowza!! brand reinforces the concept of our unified commerce approach, and helps differentiate Yowza!! from other point-solution providers in the market.

In order to capture the opportunity with our unified commerce model, Spindle elected to develop a new platform leveraging the best features of The MeNetwork (our March 2013 acquisition) and the national reach of the Yowza!! platform (our Dec 2013 acquisition).  Construction of the new platform began in October of 2014 and is nearing completion. During the development process, we recognized the need for an open API-driven infrastructure where other cloud-based solutions can interact with the Yowza!! platform, and thus the unified commerce model was born. We are nearing the completion of a lengthy process to deliver an entirely new mobile app and back-end system. We have moved away from the original anonymous approach to one where a full complement of data points are captured, with the users consent, so that we can deliver specific and individualized content triggered by geo-location and proximity based beacons. More on the data opportunity below.

One of our promising growth areas is the revenue generation possibilities of Yowza!! Offers, our affiliate publishing business. With approximately 2 million Yowza!! consumers already on the shopping app and our planned expansion into the online market, both directly and through our Help Worldwide partnership, we plan to grow our user base as aggressively as possible. As was announced on March 24, 2015, our new partner is providing an opportunity initially reach some 30 million consumers though their networks, with a possibility to market to over 200 million consumers in the future.

Consider what is typical in the market by two of the leading providers who generate between 5 cents per user per day and 7 cents per user per day. Assuming Spindle can grow to 5 million downloads and achieves only 10% of the revenue generation capability, we would project $9.1 million in revenue generation per year. Clearly we understand the possibilities and wanted to highlight the recent partnership with HWW as one of several efforts we have underway that gives us additional confidence that we will get to a cash flow positive position during the first quarter of 2016.

Lastly, one of the most promising attributes of mobile commerce - and mobile marketing in particular - is the ability to overlay vast amounts of big data analytics to help merchants understand - and address by predicting - consumer propensities. At Spindle, we see data as an essential component of our total solution. Recognizing consumer buying tendencies and then using marketing tools to satisfy those behaviors, improves sales efficacies in ways not previously possible. We already announced an agreement with IQvantage, and they are among several companies experienced in data analytics that will help integrate data science with Spindle’s POS and consumer services. Shifting from the traditional push-based digital advertising to a consumer, or demand-side, pull is an opportunity only available to consumer-facing solutions like Yowza!!.

Data science is especially relevant as we roll out our beaconing technology, which in essence becomes the marketing conduit for big data. Beacons give our merchants the ability to instantly engage with consumers in the storefront - even at a specific location within the shop - and deliver relevant messaging, offers and promotions based on the consumers buying history and propensities. No other selling mechanism in retail is this efficient. Spindle looks to roll out a formal data analytics solution late in 2015 or early 2016.

We have taken great strides since Q3 of 2014 to evolve the company’s initial focus from resellers in payments-focused markets that were selling to “Micro Merchants,” to instead position the company as the pre-eminent provider of unified commerce solutions to an increasingly hungry and fragmented market. We recognize there’s a lot more to do, and our team is fully committed to ensuring that our merchants, consumers, partners, and above all, shareholders, continue to derive value from our efforts.

On behalf of our entire organization, thank you for your confidence, input, and support. I’m confident that through our collective efforts, Spindle, more so now than ever, has the potential to soon emerge as the compelling and profitable company you expect us to be, and that we have together invested in.

Best regards,

/s/ Bill Clark

Bill Clark, Chairman and CEO

About Spindle

Spindle is an innovator of unified commerce solutions for consumer-facing merchants of all sizes. It is focused on pioneering new ways for businesses to rapidly integrate mission critical business services, payment acceptance, and mobile marketing services-while empowering location-based merchant discovery, fulfillment and frictionless consumer engagement. Spindle is dedicated to offering cutting-edge solutions that surpass traditional boundaries and allow clients, partners, merchants and consumers to take full advantage of the rapidly emerging mobile economy. Spindle's extensive proprietary intellectual property portfolio-which includes patents pending-encompasses networks, mobile payments, and security. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

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Public Relations Contact
Glenn Goldberg
Chief Executive Officer
Parallel Communications Group
516-705-6116
ggoldberg@parallelpr.com

Investor Relations Contact
LR Advisors LLC
Jason Assad
678-570-6791
jwassad@bellsouth.net